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CUSIP No. 8166 18 201                 13D                 Page  12 of  12 Pages
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                                                               EXHIBIT 1
                                                               ---------


                             JOINT FILING AGREEMENT

         As required by Rule 13d-1(k) of the General Rules and Regulations under the Securities Exchange Act of 1934, we hereby agree that the statement on
Schedule 13D to which this Agreement is an Exhibit is filed on behalf of each of us.

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of us as of May 19, 2000.

                                /s/ Gary D. Engle
                                ----------------------------------
                                Gary D. Engle


                                AFG HATO ARROW LIMITED PARTNERSHIP
                                By: AFG Leasing VI Incorporated, its General Partner

                                      By: /s/ James A. Coyne
                                          ------------------------------------
                                          James A. Coyne, Vice President

                                AFG DOVE ARROW LIMITED PARTNERSHIP
                                By: AFG Leasing VI Incorporated, its General Partner

                                      By: /s/ James A. Coyne
                                          ------------------------------------
                                          James A. Coyne, Vice President

                                AIP/LARKFIELD LIMITED PARTNERSHIP
                                By: AFG Leasing IV Incorporated, its General Partner

                                      By: /s/ James A. Coyne
                                          ------------------------------------
                                          James A. Coyne, Vice President